NEWS RELEASE
        December 15, 2022
        CONTACT: Kent Yee
        Senior Vice President CFO
        713-996-4700 – www.dxpe.com
THE INDUSTRIAL DISTRIBUTION EXPERTS

DXP ENTERPRISES, INC. ANNOUNCES NEW SHARE REPURCHASE PROGRAM

Houston, TX, -- December 15, 2022 – DXP Enterprises, Inc. (NASDAQ: DXPE) today announced that its Board of Directors authorized a new stock repurchase program (the “program”) under which up to $85.0 million or 2.8 million shares of its outstanding common stock may be acquired in the open market over the next 24 months at the discretion of management. This is after the successful completion of the previous program, whereby, the Company completed the repurchase of 1.5 million shares, under the 2-year program which began in May of 2021.

The shares under the new program may be purchased from time to time at prevailing market prices, through open market or privately negotiated transactions, depending upon market conditions. There is no guarantee as to the exact number of shares that will be repurchased, and DXP may discontinue the program at any time management determines additional purchases are not warranted. As of September 30, 2022, DXP had approximately 19.7 million diluted weighted average shares outstanding.

David R. Little, Chairman and CEO commented, "The last few years have demonstrated the resilience of DXP and our ability to continue to evolve. We have transformed our end markets and diversified our business. We will weather the cycles differently than we have in the past. With continued confidence in our business, DXP’s senior management and Board believe there is an attractive buying opportunity in DXP’s stock. The Board’s approval of this program reflects confidence in DXP’s future and puts us in a position to create additional shareholder value. We continue to believe that the most accretive and beneficial use of cash at times is the repurchase of our shares."

Kent Yee, CFO commented, “The continuation of our share repurchase program reflects the Board’s commitment to our disciplined capital allocation strategy and the confidence in our business. Our share repurchase programs demonstrate the confidence we have in our future, ability to produce free cash flow through different cycles and our ongoing commitment to create shareholder and stakeholder value. We have repurchased approximately 11 percent of our fully diluted shares outstanding at a cost of approximately $64 million since March 2021. As we continue to reach new sales highs and see strength in our backlog, while executing on our customer driven focus, we believe the future of DXP is substantial."

About DXP Enterprises, Inc.
DXP Enterprises, Inc. is a leading products and service distributor that adds value and total cost savings solutions to industrial customers throughout the United States, Canada and Dubai. DXP provides innovative pumping solutions, supply chain services and maintenance, repair, operating and production ("MROP") services that emphasize and utilize DXP’s vast product knowledge and technical expertise in rotating equipment, bearings, power transmission, metal working, industrial supplies and safety products and services. DXP's breadth of MROP products and service solutions allows DXP to be flexible and customer-driven, creating competitive advantages for our customers. DXP’s business segments include Service Centers, Innovative Pumping Solutions and Supply Chain Services. For more information, go to www.dxpe.com.

The Private Securities Litigation Reform Act of 1995 provides a “safe-harbor” for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made by or to be made by the Company) contains statements that are forward-looking. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future; and accordingly, such results may differ from those expressed in any forward-looking statement made by or on behalf of the Company. These risks and uncertainties include, but are not limited to; ability to obtain needed capital, dependence on existing management, leverage and debt service, domestic or global economic conditions, and changes in customer preferences and attitudes. In some cases, you can identify forward-looking statements by terminology such as, but not limited to, “may,” “will,” “should,” “intend,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “goal,” or “continue” or the negative of such terms or other comparable terminology. For more information, review the Company’s filings with the Securities and Exchange Commission.